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                                  EX-99.B11(b)
           Consent of Legal Counsel, Kramer, Levin, Naftalis & Frankel




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           [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]



                                 March 30, 1998

The Milestone Funds
One  Executive Boulevard
Yonkers, New York  10701

                                    Re:     The Milestone Funds
                                            Registration No. 33-81574
                                            Post-Effective Amendment No.  7


Dear Gentlemen:


We hereby consent to our Firm in the prospectus and statement of additional information portions of the above-referenced Registration Statement.

                                  Very truly yours,


                                  /s/Kramer, Levin, Naftalis & Frankel